UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2009

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2009, the Board of Directors (the "Board") of Enova Systems, Inc. ("Enova") approved stock option grants under the Company's 2006 Equity Compensation Plan to Michael Staran, Enova's Chief Executive Officer, and Jarett Fenton, Enova's Chief Financial Officer.

Mr. Staran was granted a five year option to purchase 100,000 shares of Common Stock at an exercise price of $0.80 per share.

Mr. Fenton was granted a five year option to purchase 70,000 shares of Common Stock at an exercise price of $0.80 per share.

The options granted by the Board vest over three years at a rate of 1/3 of the grant amount per year on an annual basis . The first 1/3 of the shares under each option will vest on April 14, 2010. In the event there is a change of control of Enova, the options will become fully vested.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

April 16, 2009	By:	Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer